HEI Exhibit 99

November 7, 2012

Contact:	Shelee M.T. Kimura
	Manager, Investor Relations &	Telephone: (808) 543-7384
	Strategic Planning	E-mail: skimura@hei.com

HAWAIIAN ELECTRIC INDUSTRIES REPORTS THIRD QUARTER 2012 EARNINGS

& DECLARES DIVIDEND

Earnings Per Share of $0.49

Hawaiian Electric Company Continues to Invest in Local Infrastructure

American Savings Bank Continues to Deliver Solid Results

Board Declares Dividend of $0.31 Per Share

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the third quarter of 2012 of $47.7 million, or $0.49 diluted earnings per share (EPS), compared to $48.4 million, or $0.50 diluted EPS for the third quarter of 2011.

“HEI had another solid quarter as we continued to invest in our Hawaii-based businesses. Through the first nine months of this year, Hawaiian Electric Company1 invested $188 million, close to twice its earnings, in local infrastructure projects to modernize the electric grid and reliably integrate increasing amounts of renewable energy.  At American Savings Bank (American), loans to customers, excluding residential lending, increased over $100 million in the first nine months of the year, with a $15 million increase in clean energy loans.  Over $600 million of new residential mortgages were originated by American during this period, more than double the amount for the same period last year,” said Constance H. Lau, HEI president and chief executive officer.

“Reducing Hawaii’s dependence on oil is critical to an economically and environmentally vibrant future for our state and our utility’s customers.  Since the end of 2010, a typical monthly Oahu residential electric bill increased by about $52, of which $42 is due to higher fuel oil costs.  This is why we are committed to continuing to seek ways to help stabilize customer bills and accelerate Hawaii’s move to clean energy,” said Lau.

1 “Hawaiian Electric Company” or “utility”, unless otherwise defined, refers to the three utilities, Hawaiian Electric Company, Inc. on Oahu, Maui Electric Company, Limited, and Hawaii Electric Light Company, Inc.

Hawaiian Electric Industries, Inc. News Release

November 7, 2012

HAWAIIAN ELECTRIC COMPANY CONTINUES TO INVEST IN CLEAN ENERGY AND RELIABILITY

Hawaiian Electric Company’s net income for the third quarter of 2012 was $38.4 million, nearly flat with $38.0 million in the third quarter of 2011 as recovery of costs for reliability and clean energy investments were largely offset by higher expenses.

The primary variances impacting net income for the quarter were (on an after-tax basis):

•                 $4 million recovery of costs, net of lower heat rate earnings;

•                 A favorable tax settlement of $1 million recorded in the third quarter 2012 related to prior years;

•                 $4 million higher operations and maintenance (O&M) expenses2; and

•                 $1 million higher depreciation expense.

O&M expenses2 were approximately 7% higher in the third quarter of 2012 compared to the third quarter of 2011 largely due to higher customer service expenses, offset by lower plant overhaul expenses due to timing of work within the year.  While year-to-date O&M expenses are essentially flat with the same period last year, management expects an increase in the fourth quarter of 2012 due to the timing of projects and expects full year O&M expense to be 4% higher than 2011.  This is down from the previously expected 6% increase largely due to the revised timing of various studies.

AMERICAN SAVINGS BANK’S STABLE RESULTS REFLECT DISCIPLINED APPROACH

American’s net income for the third quarter of 2012 was $14.2 million compared with $14.2 million in the second, or linked, quarter of 2012 and $15.5 million in the third quarter of 2011.  Third quarter 2012 net income was consistent with the linked quarter as higher revenue, primarily driven by gains on sales of loans, were offset by slightly higher provision for loan losses and noninterest expense.

2 Excludes demand side management (DSM) program costs.  DSM program costs were $2 million in third quarter of 2012 compared to $1 million in third quarter of 2011.  DSM program costs are recovered through a surcharge.

Hawaiian Electric Industries, Inc. News Release

November 7, 2012

Compared to the same quarter of 2011, net income declined by $1.2 million.  Higher noninterest expense, primarily driven by spending for new products and projects aimed at longer-term growth, and lower net interest income from declining yields on assets, were partially offset by higher gains on sale of new residential mortgages.  Residential mortgage production totaled $272 million in the quarter compared to $123 million in the same quarter last year, outperforming the overall Hawaii market growth.

Overall, American continued to deliver solid results in third quarter 2012 with a return on average equity of 11.2% and a return on average assets of 1.15%.

Also refer to the American news release issued on October 30, 2012.

HOLDING AND OTHER COMPANIES

The holding and other companies’ net losses were $4.9 million in the third quarter of 2012 compared to $5.0 million in the third quarter of 2011.

BOARD DECLARES QUARTERLY DIVIDEND

On November 7, 2012, the board of directors maintained HEI’s quarterly cash dividend of 31 cents per share, payable on December 12, 2012, to shareholders of record at the close of business on November 19, 2012 (ex-dividend date is November 15, 2012).  The dividend is equivalent to an annual rate of $1.24 per share.

Dividends have been paid continuously since 1901.  At the indicated annual dividend rate and the closing share price on November 6, 2012 of $25.68, HEI’s yield is 4.8%.

WEBCAST AND TELECONFERENCE

Hawaiian Electric Industries, Inc. will conduct a webcast and teleconference call to review its third quarter 2012 earnings on Thursday, November 8, 2012, at 8:00 a.m. Hawaii time (1:00 p.m. Eastern time).  The event can be accessed through HEI’s website at www.hei.com or by dialing (866) 383-8008, passcode:  56693947 for the teleconference call.  The presentation for the webcast will be on HEI’s website under the headings “Investor Relations,” “News & Events” and “Presentations & Webcasts.”  HEI and Hawaiian Electric Company, Inc. (HECO) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information.  Such disclosures will be included on HEI’s website in the Investor Relations section.  Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s,

Hawaiian Electric Industries, Inc. News Release

November 7, 2012

HECO’s and American’s press releases, HEI’s and HECO’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts.  The information on HEI’s website is not incorporated by reference in this document or in HEI’s and HECO’s SEC filings unless, and except to the extent, specifically incorporated by reference.  Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC.  No information on the PUC website is incorporated by reference in this document or in HEI’s and HECO’s SEC filings.

An online replay of the webcast will be available at the same website beginning about two hours after the event.  Replays of the teleconference call will also be available approximately two hours after the event through November 22, 2012, by dialing (888) 286-8010, passcode: 43247040.

HEI supplies power to approximately 450,000 customers or 95% of Hawaii’s population through its electric utilities, HECO, Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American, one of Hawaii’s largest financial institutions.

FORWARD-LOOKING STATEMENTS

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions.  In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements.  Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things.  These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements.  These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made.  Except to the

Hawaiian Electric Industries, Inc. News Release

November 7, 2012

extent required by the federal securities laws, HEI, HECO, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Three months		Nine months
	ended September 30,		ended September 30,
(in thousands, except per share amounts)	2012	2011	2012	2011
Revenues
Electric utility	$801,095	$820,254	$2,340,257	$2,194,327
Bank	66,596	66,100	196,569	197,731
Other	29	1	22	(751)
Total revenues	867,720	886,355	2,536,848	2,391,307
Expenses
Electric utility	726,276	745,298	2,146,688	2,031,645
Bank	44,974	42,931	130,161	128,988
Other	4,768	3,636	13,075	9,148
Total expenses	776,018	791,865	2,289,924	2,169,781
Operating income (loss)
Electric utility	74,819	74,956	193,569	162,682
Bank	21,622	23,169	66,408	68,743
Other	(4,739)	(3,635)	(13,053)	(9,899)
Total operating income	91,702	94,490	246,924	221,526
Interest expense–other than on deposit liabilities and other bank borrowings	(20,020)	(19,949)	(58,758)	(64,266)
Allowance for borrowed funds used during construction	688	658	2,451	1,731
Allowance for equity funds used during construction	1,611	1,570	5,548	4,131
Income before income taxes	73,981	76,769	196,165	163,122
Income taxes	25,804	27,894	69,926	57,700
Net income	48,177	48,875	126,239	105,422
Preferred stock dividends of subsidiaries	471	471	1,417	1,417
Net income for common stock	$47,706	$48,404	$124,822	$104,005
Basic earnings per common share	$0.49	$0.50	$1.29	$1.09
Diluted earnings per common share	$0.49	$0.50	$1.29	$1.09
Dividends per common share	$0.31	$0.31	$0.93	$0.93
Weighted-average number of common shares outstanding	97,157	95,873	96,674	95,365
Adjusted weighted-average shares	97,518	96,100	97,097	95,671

Net income (loss) for common stock by segment
Electric utility	$38,375	$37,959	$95,051	$74,172
Bank	14,208	15,457	44,274	44,503
Other	(4,877)	(5,012)	(14,503)	(14,670)
Net income for common stock	$47,706	$48,404	$124,822	$104,005
Comprehensive income attributable to common shareholders	$49,292	$51,585	$128,269	$109,815

			Twelve months ended
			September 30,
			2012	2011
Return on average common equity			10.1%	8.5%

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2011 and HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(dollars in thousands)	2012	2011
Assets
Cash and cash equivalents	$168,512	$270,265
Accounts receivable and unbilled revenues, net	374,932	344,322
Available-for-sale investment and mortgage-related securities	664,051	624,331
Investment in stock of Federal Home Loan Bank of Seattle	96,893	97,764
Loans receivable held for investment, net	3,705,748	3,642,818
Loans held for sale, at lower of cost or fair value	16,495	9,601
Property, plant and equipment, net of accumulated depreciation of $2,109,478 in 2012 and $2,049,821 in 2011	3,506,489	3,334,501
Regulatory assets	715,994	669,389
Other	573,523	519,296
Goodwill	82,190	82,190
Total assets	$9,904,827	$9,594,477
Liabilities and shareholders’ equity
Liabilities
Accounts payable	$234,304	$216,176
Interest and dividends payable	27,907	25,041
Deposit liabilities	4,126,788	4,070,032
Short-term borrowings—other than bank	82,219	68,821
Other bank borrowings	211,219	233,229
Long-term debt, net—other than bank	1,429,869	1,340,070
Deferred income taxes	438,886	354,051
Regulatory liabilities	319,330	315,466
Contributions in aid of construction	387,863	356,203
Retirement benefits liability	497,388	530,410
Other	507,626	521,979
Total liabilities	8,263,399	8,031,478

Preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293

Shareholders’ equity
Preferred stock, no par value, authorized 10,000,000 shares; issued: none	-	-
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 97,425,467 shares in 2012 and 96,038,328 shares in 2011	1,389,607	1,349,446
Retained earnings	233,218	198,397
Accumulated other comprehensive loss, net of tax benefits	(15,690)	(19,137)
Total shareholders’ equity	1,607,135	1,528,706
Total liabilities and shareholders’ equity	$9,904,827	$9,594,477

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2011 and HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Nine months ended September 30	2012	2011
(in thousands)
Cash flows from operating activities
Net income	$126,239	$105,422
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	112,946	111,516
Other amortization	4,811	14,552
Provision for loan losses	9,504	10,927
Loans receivable originated and purchased, held for sale	(304,289)	(137,507)
Proceeds from sale of loans receivable, held for sale	302,844	127,163
Change in deferred income taxes	82,582	60,957
Change in excess tax benefits from share-based payment arrangements	(65)	(39)
Allowance for equity funds used during construction	(5,548)	(4,131)
Change in cash overdraft	-	(2,688)
Changes in assets and liabilities
Increase in accounts receivable and unbilled revenues, net	(30,610)	(75,905)
Increase in fuel oil stock	(31,372)	(4,592)
Decrease in accounts, interest and dividends payable	(5,905)	(57,746)
Change in prepaid and accrued income taxes and utility revenue taxes	(5,121)	40,418
Contributions to defined benefit pension and other postretirement benefit plans	(64,006)	(56,395)
Change in other assets and liabilities	(70,406)	(30,863)
Net cash provided by operating activities	121,604	101,089
Cash flows from investing activities
Available-for-sale investment and mortgage-related securities purchased	(146,794)	(202,061)
Principal repayments on available-for-sale investment and mortgage-related securities	104,310	283,931
Proceeds from sale of available-for-sale investment and mortgage-related securities	3,548	32,799
Net increase in loans held for investment	(75,982)	(153,745)
Proceeds from sale of real estate acquired in settlement of loans	9,659	5,298
Capital expenditures	(225,961)	(148,107)
Contributions in aid of construction	33,106	15,106
Other	865	(2,923)
Net cash used in investing activities	(297,249)	(169,702)
Cash flows from financing activities
Net increase in deposit liabilities	56,756	87,429
Net increase in short-term borrowings with original maturities of three months or less	13,398	26,272
Net increase (decrease) in retail repurchase agreements	(22,011)	614
Proceeds from issuance of long-term debt	457,000	125,000
Repayment of long-term debt	(368,500)	(150,000)
Change in excess tax benefits from share-based payment arrangements	65	39
Net proceeds from issuance of common stock	16,881	14,861
Common stock dividends	(71,966)	(77,070)
Preferred stock dividends of subsidiaries	(1,417)	(1,417)
Other	(6,314)	(4,283)
Net cash provided by financing activities	73,892	21,445
Net decrease in cash and cash equivalents	(101,753)	(47,168)
Cash and cash equivalents, beginning of period	270,265	330,651
Cash and cash equivalents, end of period	$168,512	$283,483

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2011 and HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)	Three months ended		Nine months ended
	Sepember 30,		Sepember 30,
(dollars in thousands, except per barrel amounts)	2012	2011	2012	2011
Operating revenues	$799,203	$818,907	$2,334,826	$2,190,860
Operating expenses
Fuel oil	327,173	352,475	986,076	925,476
Purchased power	186,699	188,484	539,840	508,179
Other operation	70,441	61,415	196,806	194,334
Maintenance	30,368	32,336	91,641	92,808
Depreciation	35,941	34,983	108,556	107,673
Taxes, other than income taxes	74,850	75,355	222,149	202,502
Income taxes	22,352	23,860	58,291	46,630
Total operating expenses	747,824	768,908	2,203,359	2,077,602
Operating income	51,379	49,999	131,467	113,258
Other income
Allowance for equity funds used during construction	1,611	1,570	5,548	4,131
Other, net	1,045	1,170	3,673	2,978
Total other income	2,656	2,740	9,221	7,109
Interest and other charges
Interest on long-term debt	14,694	14,383	44,400	43,149
Amortization of net bond premium and expense	870	767	2,276	2,316
Other interest charges (credits)	286	(210)	(84)	965
Allowance for borrowed funds used during construction	(688)	(658)	(2,451)	(1,731)
Total interest and other charges	15,162	14,282	44,141	44,699
Net income	38,873	38,457	96,547	75,668
Preferred stock dividends of subsidiaries	228	228	686	686
Net income attributable to HECO	38,645	38,229	95,861	74,982
Preferred stock dividends of HECO	270	270	810	810
Net income for common stock	$38,375	$37,959	$95,051	$74,172
Comprehensive income attributable to common shareholder	$38,452	$38,081	$95,280	$74,368
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
HECO	1,796	1,866	5,205	5,444
HELCO	274	282	810	827
MECO	292	300	855	888
	2,362	2,448	6,870	7,159
Wet-bulb temperature (Oahu average; degrees Fahrenheit)	70.8	71.5	68.7	70.0
Cooling degree days (Oahu)	1,419	1,504	3,430	3,681
Average fuel oil cost per barrel	$139.68	$135.66	$139.65	$120.13

			Twelve months ended
			September 30
Return on average common equity (%) (simple average)			2012	2011
HECO			9.40	6.04
HELCO			7.53	9.93
MECO			7.14	6.92
HECO Consolidated			8.64	6.95

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2011 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(dollars in thousands, except par value)	2012	2011
Assets
Utility plant, at cost
Land	$51,544	$51,514
Plant and equipment	5,245,769	5,052,027
Less accumulated depreciation	(2,026,450)	(1,966,894)
Construction in progress	176,216	138,838
Net utility plant	3,447,079	3,275,485
Current assets
Cash and cash equivalents	15,722	48,806
Customer accounts receivable, net	226,933	183,328
Accrued unbilled revenues, net	132,090	137,826
Other accounts receivable, net	1,925	8,623
Fuel oil stock, at average cost	202,920	171,548
Materials and supplies, at average cost	50,493	43,188
Prepayments and other	64,006	36,667
Regulatory assets	25,103	20,283
Total current assets	719,192	650,269
Other long-term assets
Regulatory assets	690,891	649,106
Unamortized debt expense	10,786	12,786
Other	93,767	86,361
Total other long-term assets	795,444	748,253
Total assets	$4,961,715	$4,674,007
Capitalization and liabilities
Capitalization
Common stock, $6 2/3 par value, authorized 50,000,000 shares; outstanding 14,233,723 shares in 2012 and 2011	$94,911	$94,911
Premium on capital stock	426,921	426,921
Retained earnings	921,309	881,041
Accumulated other comprehensive income (loss), net of income taxes	197	(32)
Common stock equity	1,443,338	1,402,841
Cumulative preferred stock – not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,147,869	1,000,570
Total capitalization	2,625,500	2,437,704
Current liabilities
Short-term borrowings – nonaffiliates	44,719	-
Current portion of long-term debt	-	57,500
Accounts payable	211,999	188,580
Interest and preferred dividends payable	22,458	19,483
Taxes accrued	235,302	230,076
Other	62,584	69,353
Total current liabilities	577,062	564,992
Deferred credits and other liabilities
Deferred income taxes	420,724	337,863
Regulatory liabilities	319,330	315,466
Unamortized tax credits	64,178	60,614
Retirement benefits liability	463,599	495,121
Other	103,459	106,044
Total deferred credits and other liabilities	1,371,290	1,315,108
Contributions in aid of construction	387,863	356,203
Total capitalization and liabilities	$4,961,715	$4,674,007

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2011 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Nine months ended September 30	2012	2011
(in thousands)
Cash flows from operating activities
Net income	$96,547	$75,668
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	108,556	107,673
Other amortization	4,074	12,694
Change in deferred income taxes	82,717	51,120
Change in tax credits, net	3,642	1,416
Allowance for equity funds used during construction	(5,548)	(4,131)
Change in cash overdraft	-	(2,688)
Changes in assets and liabilities
Increase in accounts receivable	(36,907)	(42,966)
Decrease (increase) in accrued unbilled revenues	5,736	(33,503)
Increase in fuel oil stock	(31,372)	(4,592)
Increase in materials and supplies	(7,305)	(5,280)
Increase in regulatory assets	(57,793)	(34,231)
Decrease in accounts payable	(3,481)	(59,526)
Change in prepaid and accrued income taxes and utility revenue taxes	(20,665)	44,498
Contributions to defined benefit pension and other postretirement benefit plans	(62,417)	(55,235)
Change in other assets and liabilities	4,228	9,551
Net cash provided by operating activities	80,012	60,468
Cash flows from investing activities
Capital expenditures	(220,970)	(142,734)
Contributions in aid of construction	33,106	15,106
Other	-	77
Net cash used in investing activities	(187,864)	(127,551)
Cash flows from financing activities
Common stock dividends	(54,783)	(52,919)
Preferred stock dividends of HECO and subsidiaries	(1,496)	(1,496)
Proceeds from issuance of long-term debt	457,000	-
Repayment of long-term debt	(368,500)	-
Net increase in short-term borrowings from nonaffiliates and affiliate with original maturities of three months or less	44,719	12,498
Other	(2,172)	(67)
Net cash provided by (used in) financing activities	74,768	(41,984)
Net decrease in cash and cash equivalents	(33,084)	(109,067)
Cash and cash equivalents, beginning of the period	48,806	122,936
Cash and cash equivalents, end of period	$15,722	$13,869

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HECO’s Annual Report on SEC Form 10-K for the year ended December 31, 2011 and the consolidated financial statements and the notes thereto in HECO’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.

STATEMENTS OF INCOME DATA

(Unaudited)	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
(in thousands)	2012	2012	2011	2012	2011
Interest income
Interest and fees on loans	$43,880	$44,473	$46,240	$133,241	$137,985
Interest on investment and mortgage-related securities	3,432	3,297	3,654	10,534	11,216
Total interest income	47,312	47,770	49,894	143,775	149,201
Interest expense
Interest on deposit liabilities	1,540	1,696	2,166	5,015	7,146
Interest on other borrowings	1,201	1,214	1,375	3,676	4,124
Total interest expense	2,741	2,910	3,541	8,691	11,270
Net interest income	44,571	44,860	46,353	135,084	137,931
Provision for loan losses	3,580	2,378	3,822	9,504	10,927
Net interest income after provision for loan losses	40,991	42,482	42,531	125,580	127,004
Noninterest income
Fees from other financial services	7,674	7,463	7,219	22,474	21,405
Fee income on deposit liabilities	4,527	4,322	4,492	13,127	13,540
Fee income on other financial products	1,660	1,532	1,806	4,741	5,340
Gain on sale of loans	4,077	2,185	1,092	8,297	2,268
Other income	1,346	1,449	1,597	4,155	5,977
Total noninterest income	19,284	16,951	16,206	52,794	48,530
Noninterest expense
Compensation and employee benefits	18,684	18,696	17,646	56,026	53,317
Occupancy	4,400	4,241	4,313	12,866	12,841
Data processing	2,644	2,489	2,451	7,244	6,479
Services	3,062	2,221	1,686	7,066	5,406
Equipment	1,762	1,807	1,712	5,299	5,141
Other expense	8,096	8,106	7,763	22,909	23,651
Total noninterest expense	38,648	37,560	35,571	111,410	106,835
Income before income taxes	21,627	21,873	23,166	66,964	68,699
Income taxes	7,419	7,684	7,709	22,690	24,196
Net income	$14,208	$14,189	$15,457	$44,274	$44,503
Comprehensive income	$15,517	$15,456	$18,335	$46,872	$49,360

OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	1.15	1.15	1.26	1.19	1.22
Return on average equity	11.24	11.35	12.32	11.81	11.91
Return on average tangible common equity	13.41	13.58	14.73	14.14	14.26
Net interest margin	3.92	3.97	4.11	3.98	4.11
Net charge-offs to average loans outstanding	0.35	0.19	0.54	0.27	0.50
Efficiency ratio	60	60	56	59	57
As of period end
Nonperforming assets to loans outstanding and real estate owned **	1.73	1.84	1.94
Allowance for loan losses to loans outstanding	1.06	1.06	1.04
Leverage ratio **	9.3	9.2	9.1
Total risk-based capital ratio **	12.9	12.8	13.0
Tangible common equity to total assets	8.72	8.58	8.69

**  Regulatory basis

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2011 and HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.

BALANCE SHEETS DATA

(Unaudited)

	September 30,	December 31,
(in thousands)	2012	2011

Assets
Cash and cash equivalents	$152,474	$219,678
Available-for-sale investment and mortgage-related securities	664,051	624,331
Investment in stock of Federal Home Loan Bank of Seattle	96,893	97,764
Loans receivable held for investment	3,745,558	3,680,724
Allowance for loan losses	(39,810)	(37,906)
Loans receivable held for investment, net	3,705,748	3,642,818
Loans held for sale, at lower of cost or fair value	16,495	9,601
Other	234,999	233,592
Goodwill	82,190	82,190
Total assets	$4,952,850	$4,909,974

Liabilities and shareholder’s equity
Deposit liabilities–noninterest-bearing	$1,097,809	$993,828
Deposit liabilities–interest-bearing	3,028,979	3,076,204
Other borrowings	211,219	233,229
Other	107,960	118,078
Total liabilities	4,445,967	4,421,339

Common stock	333,256	331,880
Retained earnings	180,400	166,126
Accumulated other comprehensive loss, net of tax benefits	(6,773)	(9,371)
Total shareholder’s equity	506,883	488,635
Total liabilities and shareholder’s equity	$4,952,850	$4,909,974

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI’s Annual Report on SEC Form 10-K for the year ended December 31, 2011 and HEI’s Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 (when filed), as updated by SEC Forms 8-K. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.